UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 29, 2009
M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On June 29, 2009, on the recommendation of the Corporate Governance/Nominating Committee of M.D.C. Holdings, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) increased the number of directors on the Board from seven to eight and appointed David Siegel as a Class II Director to fill the vacancy on the Board, with a term expiring in 2011. The Board determined that Mr. Siegel is independent under the rules of the New York Stock Exchange (the “NYSE”) and the Company’s categorical standards of independence and that, in the Board’s business judgment, Mr. Siegel is “financially literate” as provided in the rules of the NYSE. The addition of Mr. Siegel to the Board brings the number of independent members serving on the Board to six.
     Mr. Siegel will be entitled to receive the same monthly retainer, meeting fees and annual grant of options as the other independent directors, as described under “2008 Director Compensation” in the Company’s proxy statement filed on March 2, 2009. Board committee memberships for Mr. Siegel will be determined at a later date.
     Mr. Siegel is a partner in the law firm of Irell & Manella LLP and leads the firm’s securities litigation practice. Mr. Siegel was the firm’s Managing Partner for two three-year terms, the maximum tenure. Mr. Siegel’s law practice is concentrated on securities class actions, corporate governance and investor claims. Mr. Siegel has chaired and is a frequent speaker at various seminars concerning securities litigation, class actions, and trial techniques. He has been named by his peers as one of the “Best Lawyers in Commercial Litigation” in The Best Lawyers in America guide. Mr. Siegel received a J.D. degree in 1981 from the University of California, Hastings College of Law, where he was valedictorian, a member of the Order of the Coif and the Thurston Legal Honor Society and Articles Editor of the Hastings Law Journal.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: July 1, 2009	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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